                                                      Registration No. 333-85424

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              KRAMONT REALTY TRUST
             (Exact name of Registrant as specified in its charter)

               Maryland                            Plymouth Plaza                           25-6703702
   (State or other jurisdiction of            580 West Germantown Pike                   (I.R.S. Employer
    incorporation or organization)      Plymouth Meeting, Pennsylvania 19462           Identification No.)
                                                   (610) 825-7100

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                              LOUIS P. MESHON, SR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              KRAMONT REALTY TRUST
                                 PLYMOUTH PLAZA
                            580 WEST GERMANTOWN PIKE
                      PLYMOUTH MEETING, PENNSYLVANIA 19462
                                 (610) 825-7100
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                          Copies of Communications to:
                                Gail Sanger, Esq.
                               Proskauer Rose LLP
                  1585 Broadway, New York, New York 10036-8299
                                 (212) 969-3000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time or at one time after the effective date of this Registration Statement as determined by the Registrant.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest or interest investment plans, please check the following box.[ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                       1
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         Kramont Realty Trust, a Maryland real estate investment trust (the
"Registrant"), hereby amends the Registration Statement on Form S-3 filed by the Registrant with the Securities and Exchange Commission on April 3, 2002 (the "Registration Statement") for the purpose of substituting for the form of opinion of Roberts & Holland LLP attached as Exhibit 8.1 to the Registration Statement the executed opinion of Roberts & Holland LLP filed herewith as
Exhibit 8.1.


                                       2
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth Meeting, State of Pennsylvania on April 15, 2002.

                                        KRAMONT REALTY TRUST


                                        By: /s/            *
                                            ------------------------------------
                                        Louis P. Meshon, Sr.
                                        President and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the persons whose signatures appear below, which persons have signed such Registration Statement in the capacities indicated:

Signature                          Title                             Date
---------                          -----                             ----
/s/            *        President, Chief Executive Officer     April 15, 2002
--------------------    and Trustee (Principal Executive
Louis P. Meshon, Sr.    Officer)


/s/            *        Chief Financial and Investment         April 15, 2002
--------------------    Officer, Senior Vice President and
Carl E. Kraus           Treasurer (Principal Financial
                        Officer)


/s/            *        Chief Accounting Officer and           April 15, 2002
--------------------    Senior Vice President (Principal
Etta M. Strehle         Accounting Officer)


/s/            *        Chief Operating Officer and            April 15, 2002
--------------------    Executive Vice President
George S. Demuth

/s/            *        Chairman of the Board of Trustees      April 15, 2002
--------------------
Norman M. Kranzdorf

/s/            *        Trustee                                April 15, 2002
--------------------
Bernard J. Korman

/s/            *        Trustee                                April 15, 2002
--------------------
H. Irwin Levy

/s/            *        Trustee                                April 15, 2002
--------------------
Milton S. Schneider

/s/            *        Trustee                                April 15, 2002
--------------------
E. Donald Shapiro

Signature                          Title                             Date
---------                          -----                             ----

/s/          *          Trustee                                April 15, 2002
--------------------
Alan L. Shulman


*By: /s/ Louis P. Meshon, Sr.
     ------------------------
         Louis P. Meshon, Sr.
         Attorney-in-Fact

April 15, 2002


                                       4
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                                INDEX TO EXHIBITS


4.1 Form of Indenture for Senior Debt Securities to be entered into between Kramont Realty Trust and a Trustee to be named.*

4.2 Form Indenture for Subordinated Debt Securities to be entered into between Kramont Realty Trust and a Trustee to be named.*

5.1      Opinion of Ballard Spahr Andrews & Ingersoll, LLP.*

8.1      Opinion of Roberts & Holland LLP.

12.1 Calculation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Share Distributions.*

23.1     Consent of BDO Seidman, LLP.*

23.2 Consent of Ballard Spahr Andrews & Ingersoll, LLP (incorporated by reference to Exhibit 5.1).*

23.3     Consent of Roberts & Holland LLP (incorporated by reference to Exhibit
         8.1).

24.1     Power of Attorney (included in Signature Page).*

25.1     Statement of Eligibility of Trustee (to be filed by amendment).

* Filed as an exhibit to the Registration Statement on Form S-3 filed by Kramont Realty Trust on April 3, 2002.